Exhibit 99.1

FOR IMMEDIATE RELEASE

FirstMerit Corporation
Analysts: Thomas O’Malley/Investor Relations Officer
Phone: 330.384.7109
Media Contact: Robert Townsend/Media Relations Officer
Phone: 330.384.7075
FirstMerit Reports Second Quarter 2013 EPS of $0.29 Per Share
Results include impact of Citizens merger from acquisition date
Quarterly Highlights include:

•	Sustained profitability: 57th consecutive quarter of profitability.

•
Superior credit quality: Net charge-offs to average originated loans decreased to 0.15% from 0.27% in the prior quarter; nonperforming assets as a percent of period end originated loans plus other real estate remained low at 0.72%.

•	Strong balance sheet: Strong tangible common equity ratio at 7.61%.

•	Closed Citizens Republic Bancorp acquisition on April 12: Executed successful rebranding campaign in June.

Akron, Ohio (July 23, 2013) - FirstMerit Corporation (Nasdaq: FMER) (the "Corporation") reported second quarter 2013 net income of $48.5 million, or $0.29 per diluted share. This compares with $37.3 million, or $0.33 per diluted share, for the first quarter 2013 and $30.6 million, or $0.28 per diluted share, for the second quarter 2012. Included in net income for the second quarter of 2013 were $32.1 million of one time pre-tax merger-related costs of which $2.8 million was recorded as a reduction to noninterest income and $29.3 million was recorded as noninterest expense. One time pre-tax merger costs for the first quarter of 2013 totaled $3.6 million and were recorded as noninterest expense.

Returns on average common equity (“ROE”) and average assets (“ROA”) for the second quarter 2013 were 7.56% and 0.85%, respectively, compared with 8.83% and 1.01%, respectively, for the first quarter 2013 and 7.69% and 0.84% for the second quarter 2012.

    On April 12, 2013, the Corporation completed its acquisition of Citizens Republic Bancorp, Inc. ("Citizens") headquartered in Flint, Michigan. The impact of the acquisition is reflected in the Corporation's financial information from acquisition date. The acquisition added $9.3 billion in assets, $4.7 billion in loans and $7.3 billion in deposits. The purchase price of the acquisition was $1.3 billion, including the exchange of Citizens' common stock for 55.5 million shares of the Corporation's outstanding common stock and $355.4 million paid to the U.S. Treasury for Citizens' preferred stock and unpaid dividends and interest.

"FirstMerit’s strong second quarter financial results continued to reflect profitable growth. We completed our acquisition of Citizens on April 12 and introduced the FirstMerit brand to our new branch locations in Michigan and Wisconsin in June. As a combined company, we are now focused on taking

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

advantage of the many revenue growth opportunities we see across our Midwest footprint. Our value proposition provides consistently strong financial results supported by strong credit quality, a solid balance sheet and high capital levels," said Paul G. Greig, FirstMerit chairman, president and CEO.

Except as noted, the Citizens acquisition is primarily contributing to the increases period over period in the income statement and balance sheets. Citizens' results of operations are included in the reported current period results since the date of acquisition.

Citizens Acquisition

As required under purchase accounting rules, Citizens' balance sheet was recorded at estimated fair value at acquisition date, April 12, 2013. These fair value measurements are provisional based on third-party valuations that are currently under review and as such fair values are subject to refinement for up to one year after the acquisition date based on additional information obtained that existed as of the acquisition date. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date:

(dollars in thousands)
ASSETS
Cash and due from banks	$544,380
Securities	3,120,715
Loans and loans held for sale	4,708,008
Property and equipment	138,946
Other intangible assets	84,594
Other assets	677,056
Total identifiable assets acquired	$9,273,699
LIABILITIES
Deposits	7,276,754
Borrowings	908,824
Other liabilities	78,866
Total liabilities assumed	8,264,444
Net identifiable assets acquired	1,009,255
Goodwill	274,388
Net assets acquired	$1,283,643

"Acquired loans", as used herein, are those purchased in the Citizens acquisition. (As used herein, "originated loans" refer to loans which have been originated in the normal course of business and "covered loans" refer to loans covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.) To record the acquired loans at fair value, a preliminary adjustment, or "mark" of $346.6 million was recorded to reduce the acquired loans to estimated fair value. The fair value of the acquired loans does not include the pre-acquisition recorded allowance for loan losses of $104.0 million, as such amount was eliminated in purchase accounting. The acquired loans were segregated between those considered to be performing (“non-impaired acquired loans”) and those with evidence of credit deterioration (“acquired impaired loans”). Acquired loans are considered impaired if there is evidence of credit deterioration since origination and if it is probable, at acquisition, all contractually required payments will not be collected. Revolving loans, including lines of credit, are excluded from acquired impaired loan accounting.

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

The difference between the fair value of the non-impaired acquired loans and contractual amounts due at the acquisition date is accreted into interest income over the remaining life of the loans. The excess of cash flows expected to be collected over the carrying amount of the acquired impaired loans is accreted into interest income over the remaining life of the acquired impaired loans. Acquired impaired loans are not classified as nonaccrual as they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for purchased impaired loans and not to contractual interest payments.

Net Interest Income

Net interest income on a fully tax-equivalent (“FTE”) basis was $201.6 million in the second quarter 2013 compared with $114.4 million in the first quarter 2013 and $121.7 million in the second quarter 2012.

Net interest margin was 4.12% for the second quarter 2013 compared with 3.46% for the first quarter 2013 and 3.77% for the second quarter 2012.  Net interest margin in the current period was impacted by the net accretion of the fair value adjustments on the acquired loans and certificates of deposits.

Average originated loans were $8.9 billion during the second quarter 2013, an increase of $142.4 million, or 1.63%, compared with the first quarter 2013, and an increase of $936.6 million, or 11.79%, compared with the second quarter 2012. Average originated commercial loans increased $29.1 million, or 0.50%, compared with the prior quarter, and increased $614.6 million, or 11.65%, compared with the year ago quarter.

Average deposits were $18.3 billion during the second quarter 2013, an increase of $6.5 billion, or 55.51%, compared with the first quarter 2013, and an increase of $6.8 billion, or 58.67%, compared with the second quarter 2012. Average balances include Citizens' deposit portfolio from the date of acquisition. During the second quarter 2013, average core deposits, which exclude time deposits, increased $5.2 billion, or 49.68%, compared with the first quarter 2013 and increased $5.7 billion, or 57.53%, compared with the second quarter 2012. Average time deposits increased $1.3 billion, or 101.29%, and increased $1.1 billion, or 65.62%, respectively, over prior and year-ago quarters. For the second quarter 2013, average core deposits accounted for 85.38% of total average deposits, compared with 88.71% for the first quarter 2013 and 85.99% for the second quarter 2012.

Average investments increased $2.2 billion, or 60.35%, compared with the first quarter 2013 and increased $2.2 billion, or 60.35% compared with the second quarter 2012.

Noninterest Income

Noninterest income for the second quarter 2013, excluding losses on securities transactions of $2.8 million related to dispositions of securities acquired from Citizens, was $72.2 million, an increase of $14.8 million, or 25.84%, from the first quarter 2013 and an increase of $17.5 million, or 31.93%, from the second quarter 2012. Included in noninterest income in the second quarter of 2013, the first quarter of 2013 and the second quarter of 2012 was approximately $1.0 million, $5.0 million and $2.6 million of gains on covered loans paid in full, respectively.

Other income, excluding net securities gains and losses, as a percentage of net revenue for the second quarter 2013 was 26.38% compared with 33.42% for first quarter 2013 and 31.03% for the second quarter 2012. Net revenue is defined as net interest income, on an FTE basis, plus other income, excluding gains and losses from securities sales.

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

Noninterest Expense

Noninterest expense for the second quarter 2013 was $189.6 million, an increase of $82.7 million, or 77.36%, from the first quarter 2013 and an increase of $70.6 million, or 59.26%, from the second quarter 2012. Included in noninterest expense in the second quarter of 2013 and first quarter of 2013 were one time merger related costs associated with the Citizens acquisition of $29.3 million and $3.6 million, respectively. The majority of these one time costs were from severance arrangements and professional and legal services rendered in connection with the merger. The Corporation's efficiency ratio was 68.37% for the second quarter 2013, compared with 62.06% for the first quarter 2013 and 67.21% for the second quarter 2012.

Asset Quality (excluding acquired loans and covered assets)

Due to the impact of acquisition accounting and protection against credit risk from FDIC loss sharing agreements, acquired loans and covered assets are excluded from the asset quality discussion to provide for improved comparability to prior periods and better perspective into asset quality trends. Acquired loans are recorded at fair value with no allowance brought forward in accordance with acquisition accounting. Impaired acquired and covered loans are considered to be performing due to the application of the accretion method under acquisition accounting.

Net charge-offs on originated loans totaled $3.3 million, or 0.15% of average originated loans in the second quarter 2013, compared with $5.9 million, or 0.27% of average originated loans, in the first quarter 2013 and $8.8 million, or 0.44% of average originated loans, in the second quarter 2012.

Nonperforming assets totaled $66.2 million at June 30, 2013, an increase of $13.9 million, or 26.70%, compared with March 31, 2013 and an increase of $5.1 million, or 8.34%, compared with June 30, 2012. Nonperforming assets at June 30, 2013 represented 0.72% of period-end originated loans plus other real estate compared with 0.59% at March 31, 2013 and 0.75% at June 30, 2012.

The allowance for originated loan losses totaled $98.6 million at June 30, 2013. At June 30, 2013, the allowance for originated loan losses was 1.08% of period-end originated loans compared with 1.13% at March 31, 2013 and 1.28% at June 30, 2012. The allowance for credit losses is the sum of the allowance for originated loan losses and the reserve for unfunded lending commitments. For comparative purposes, the allowance for credit losses was 1.17% of period end originated loans at June 30, 2013, compared with 1.18% at March 31, 2013 and 1.35% at June 30, 2012. The allowance for credit losses to nonperforming loans was 234.82% at June 30, 2013, compared with 254.32% at March 31, 2013 and 234.57% at June 30, 2012.

Balance Sheet

The Corporation’s total assets at June 30, 2013 were $23.5 billion, an increase of $8.3 billion, or 54.08%, compared with March 31, 2013 and an increase of $8.9 billion, or 60.94%, compared with June 30, 2012. The increases from prior periods mainly reflect the $9.3 billion in assets acquired in the Citizens merger.

Total deposits were $19.1 billion at June 30, 2013, an increase of $7.2 billion, or 60.32%, from March 31, 2013 and an increase of $7.5 billion, or 64.60%, from June 30, 2012. Core deposits totaled $16.3 billion at June 30, 2013, an increase of $5.7 billion, or 53.47%, from March 31, 2013 and an increase of $6.3 billion, or 62.42%, from June 30, 2012. The increases from prior periods reflect the Citizens acquisition.

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

Shareholders’ equity was $2.7 billion as of June 30, 2013 and $1.8 billion as of March 31, 2013 and $1.6 billion as of June 30, 2012. The increases mainly reflect the addition of $928.3 million in equity from the Citizen acquisition. The Corporation maintained a strong capital position as tangible common equity to assets was 7.61% at June 30, 2013, compared with 8.03% at March 31, 2013 and 8.01% at June 30, 2012. The common cash dividend per share paid in the second quarter 2013 was $0.16.

Integration Update

The integration of Citizens into the Corporation continues to progress as scheduled. Professional consulting groups have been assisting the Corporation with the integration and accounting matters related to the transaction. The main systems conversion is currently scheduled for the fourth quarter of 2013.

One time merger costs incurred to-date totaled approximately $38.7 million. Management expects a total of approximately $79.4 million in one time pre-tax merger costs related to the Citizens acquisition.

To date the Corporation has achieved merger-related cost savings related mainly to reduction in headcount. The timeline for realization of these expected cost synergies remains on track and Management remains confident it will meet its total projected annual cost saves of $59.0 million.

Second Quarter 2013 Conference Call

FirstMerit (Nasdaq: FMER) senior management will host an earnings conference call today at 11:00 a.m. (Eastern Time) to provide an overview of second quarter results and highlights. To participate in the conference call, please dial (888) 693-3477 ten minutes before start time and provide the reservation number: 17141232. A replay of the conference call will be available at approximately 2:00 p.m. (Eastern Time) on July 23, 2013 through August 6, 2013 by dialing (855) 859-2056, and entering the PIN: 17141232. The Corporation will provide a slide presentation, which management will speak to during the conference call. A copy of the presentation will be available at https://www.firstmerit.com/personal/investors.aspx; click on the Presentations link to access the slide presentation.

About FirstMerit Corporation

FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of approximately $23.5 billion as of June 30, 2013, and 416 banking offices and 452 ATM locations in Ohio, Michigan, Wisconsin, Illinois and Pennsylvania. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal affiliates include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd., and FirstMerit Community Development Corporation.

Subsequent Events

The Corporation is required under generally accepted accounting principles to evaluate subsequent events through the filing of the its consolidated financial statements for the quarter ended June 30, 2013 on Form 10-Q. As a result, the Corporation will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of June 30, 2013 and will adjust amounts preliminarily reported, if necessary.

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements, the Corporation's ability to realize the synergies and benefits contemplated by the acquisition of Citizens, such as it being accretive to earnings and expanding the Corporation's geographic presence, in the time frame anticipated or at all, and those risk factors detailed in the Corporation's periodic reports and registration statements filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Consolidated Financial Highlights (a)
(Unaudited)			Quarters
(Dollars in thousands, except per share amounts)	2013	2013	2012	2012	2012
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
EARNINGS
Net interest income FTE (b)	$201,605	$114,376	$119,130	$120,741	$121,689
Provision for originated loan losses	3,151	5,808	7,116	9,965	8,766
Provision for covered loan losses	4,158	4,138	5,146	6,214	3,430
Other income	69,439	57,392	61,652	54,925	55,301
Other expenses	189,640	106,925	112,181	108,587	119,077
FTE adjustment (b)	3,574	3,027	2,900	2,851	2,766
Net income	48,450	37,346	38,224	34,953	30,585
Diluted EPS (e)	0.29	0.33	0.35	0.32	0.28
PERFORMANCE RATIOS
Return on average assets (ROA)	0.85%	1.01%	1.03%	0.94%	0.84%
Return on average equity (ROE)	7.56%	8.83%	9.30%	8.60%	7.69%
Net interest margin FTE (b)	4.12%	3.46%	3.58%	3.66%	3.77%
Efficiency ratio	68.37%	62.06%	62.65%	61.75%	67.21%
Number of full-time equivalent employees	4,619	2,767	2,738	2,733	2,789
MARKET DATA
Book value per share	$16.06	$15.99	$15.00	$14.82	$14.60
Period-end common share market value	20.03	16.54	14.19	14.71	16.51
Market as a % of book	125%	103%	95%	99%	113%
Cash dividends per common share	$0.16	$0.16	$0.16	$0.16	$0.16
Common stock dividend payout ratio	55.17%	48.48%	45.71%	50.00%	57.14%
Average basic common shares	157,863	109,689	109,652	109,645	109,562
Average diluted common shares	157,982	109,689	109,652	109,645	109,562
Period end common shares	165,045	109,746	109,649	109,653	109,641
Common shares repurchased	168	26	12	6	111
Common stock market capitalization	$3,305,851	$1,815,199	$1,555,919	$1,612,996	$1,810,173
ASSET QUALITY (excluding acquired and covered loans) (c)
Gross charge-offs	$10,969	$10,776	$12,475	$20,999	$15,014
Net charge-offs	3,349	5,907	7,116	14,872	8,766
Allowance for originated loan losses	98,645	98,843	98,942	98,942	103,849
Reserve for unfunded lending commitments	8,114	4,941	5,433	5,760	5,666
Nonperforming assets (NPAs)	66,177	52,231	50,224	64,055	61,080
Net charge-offs to average loans ratio	0.15%	0.27%	0.34%	0.72%	0.44%
Allowance for originated loan losses to period-end loans	1.08%	1.13%	1.13%	1.19%	1.28%
Allowance for credit losses to period-end loans	1.17%	1.18%	1.20%	1.26%	1.35%
NPAs to loans and other real estate	0.72%	0.59%	0.57%	0.77%	0.75%
Allowance for originated loan losses to nonperforming loans	216.97%	242.21%	269.69%	196.66%	222.44%
Allowance for credit losses to nonperforming loans	234.82%	254.32%	284.50%	208.11%	234.57%
CAPITAL & LIQUIDITY
Period-end tangible common equity to assets	7.61%	8.03%	8.16%	8.18%	8.01%
Average equity to assets	11.28%	11.45%	11.12%	10.97%	10.98%
Average equity to total loans (d)	18.95%	17.88%	17.37%	17.46%	17.57%
Average total loans to deposits (d)	74.04%	81.36%	81.21%	79.89%	78.78%
AVERAGE BALANCES
Assets	$22,810,702	$14,983,543	$14,702,215	$14,734,016	$14,558,514
Deposits	18,334,244	11,789,784	11,595,085	11,591,931	11,555,283
Originated loans	8,877,754	8,735,307	8,444,208	8,185,507	7,941,149
Acquired loans, including covered loans (d)	4,696,740	856,875	971,589	1,075,144	1,161,937
Earning assets	19,609,974	13,408,789	13,246,693	13,119,473	12,986,988
Shareholders' equity	2,571,964	1,715,005	1,635,275	1,616,569	1,599,187
ENDING BALANCES
Assets	$23,532,129	$15,272,484	$14,913,012	$14,628,843	$14,621,344
Deposits	19,119,722	11,925,767	11,759,425	11,532,426	11,615,841
Originated loans	9,132,625	8,779,970	8,731,659	8,316,420	8,099,928
Acquired loans, including covered loans (d)	4,935,418	801,239	905,391	1,043,058	1,119,273
Goodwill	734,382	460,044	460,044	460,044	460,044
Intangible assets	88,419	6,055	6,373	6,817	7,274
Earning assets	20,781,279	13,905,342	13,472,067	13,219,301	13,212,071
Total shareholders' equity	2,650,909	1,754,850	1,645,202	1,624,704	1,600,815
NOTES:
(a) - Effective April 12, 2013, the Corporation acquired Citizens. Citizens' assets and liabilities are included in the consolidated balance sheet at their respective acquisition date fair value. Citizens' results of operations are included in the consolidated statement of comprehensive income beginning on the date of acquisition.
(b) Net interest income on a fully tax-equivalent ("FTE") basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.
(c) - Due to the impact of acquisition accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired loans and covered assets are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.
(d) - Excludes loss share receivable of $83.9 million, $95.6 million, $113.7 million, $131.9 million and $152.6 million as of June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively.
(e) - Net income used to determine diluted EPS for the quarters ended June 30, 2013 and March 31, 2013 was reduced by the cash dividends of approximately $1.5 million and $0.9 million, respectively, payable on the Corporation's 5.875% Non-Cumulative Perpetual Preferred Stock, Series A.

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)	June 30,	December 31,	June 30,
(Unaudited, except December 31, 2012, which is derived from the audited financial statements)	2013	2012	2012
ASSETS
Cash and due from banks	$421,836	$244,223	$226,026
Interest-bearing deposits in banks	487,654	13,791	111,909
Total cash and cash equivalents	909,490	258,014	337,935
Investment securities:
Held-to-maturity	2,551,860	622,121	352,221
Available-for-sale	3,299,392	2,920,971	3,216,365
Other investments	267,565	140,717	140,742
Loans held for sale	22,855	23,683	19,018
Loans	14,151,953	9,750,784	9,371,816
Allowance for loan losses	(147,714)	(142,197)	(146,455)
Net loans	14,004,239	9,608,587	9,225,361
Premises and equipment, net	317,107	181,149	184,851
Goodwill	734,382	460,044	460,044
Intangible assets	88,419	6,373	7,274
Covered other real estate	67,786	59,855	54,549
Accrued interest receivable and other assets	1,269,034	631,498	622,984
Total assets	$23,532,129	$14,913,012	$14,621,344
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$5,277,647	$3,338,371	$3,227,819
Interest-bearing	2,504,368	1,287,674	1,080,790
Savings and money market accounts	8,520,806	5,758,123	5,728,598
Certificates and other time deposits	2,816,901	1,375,257	1,578,634
Total deposits	19,119,722	11,759,425	11,615,841
Federal funds purchased and securities sold under agreements to repurchase	844,871	1,104,525	896,910
Wholesale borrowings	201,337	136,883	178,135
Long-term debt	324,422	—	—
Accrued taxes, expenses, and other liabilities	390,868	266,977	329,643
Total liabilities	20,881,220	13,267,810	13,020,529
Shareholders' equity:
5.875% Non-Cumulative Perpetual Preferred Stock, Series A, without par value: authorized 115,000 shares; 100,000 issued	100,000	—	—
Common stock warrant	3,000	—	—
Common stock, without par value; authorized 300,000,000 shares; issued: June 30, 2013 - 170,179,911 shares, December 31, 2012 and June 30, 2012 - 115,121,731 shares	127,937	127,937	127,937
Capital surplus	1,386,063	475,979	472,138
Accumulated other comprehensive loss	(71,897)	(16,205)	(18,425)
Retained earnings	1,235,530	1,195,850	1,157,422
Treasury stock, at cost: June 30, 2013 - 5,134,463 shares; December 31, 2012 - 5,472,915 shares; June 30, 2012 - 5,481,058 shares	(129,724)	(138,359)	(138,257)
Total shareholders' equity	2,650,909	1,645,202	1,600,815
Total liabilities and shareholders' equity	$23,532,129	$14,913,012	$14,621,344

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Period End Loans by Product Type (Unaudited)
(Dollars in thousands)

As of June 30, 2013	As of June 30, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,997,812	$2,275,243	$505,706	$8,778,761
Mortgage	462,427	440,394	56,056	958,877
Installment	1,496,663	1,221,060	7,794	2,725,517
Home equity	845,051	322,195	106,970	1,274,216
Credit card	142,319	—	—	142,319
Leases	188,353	—	—	188,353
Subtotal	9,132,625	4,258,892	676,526	14,068,043
Loss share receivable	—	—	83,910	83,910
Total loans	$9,132,625	$4,258,892	$760,436	$14,151,953
Less allowance for loan losses	98,645	—	49,069	147,714
Net loans	$9,033,980	$4,258,892	$711,367	$14,004,239

	As of March 31, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,888,337	$—	$621,188	$6,509,525
Mortgage	451,522	—	58,627	510,149
Installment	1,322,795	—	8,081	1,330,876
Home equity	812,458	—	113,343	925,801
Credit card	140,721	—	—	140,721
Leases	164,137	—	—	164,137
Subtotal	8,779,970	—	801,239	9,581,209
Loss share receivable	—	—	95,593	95,593
Total loans	$8,779,970	$—	$896,832	$9,676,802
Less allowance for loan losses	98,843	—	47,945	146,788
Net loans	$8,681,127	$—	$848,887	$9,530,014

	As of December 31, 2012
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,866,489	$—	$718,437	$6,584,926
Mortgage	445,211	—	61,540	506,751
Installment	1,328,258	—	8,189	1,336,447
Home equity	806,078	—	117,225	923,303
Credit card	146,387	—	—	146,387
Leases	139,236	—	—	139,236
Subtotal	8,731,659	—	905,391	9,637,050
Loss share receivable	—	—	113,734	113,734
Total loans	$8,731,659	$—	$1,019,125	$9,750,784
Less allowance for loan losses	98,942	—	43,255	142,197
Net loans	$8,632,717	$—	$975,870	$9,608,587

	September 30, 2012
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	5,511,678	$—	$847,741	$6,359,419
Mortgage	439,062	—	63,779	502,841
Installment	1,321,081	—	8,360	1,329,441
Home equity	789,743	—	123,178	912,921
Credit card	143,918	—	—	143,918
Leases	110,938	—	—	110,938
Subtotal	8,316,420	—	1,043,058	9,359,478
Loss share receivable	—	—	131,871	131,871
Total loans	$8,316,420	$—	$1,174,929	$9,491,349
Less allowance for loan losses	98,942	—	43,644	142,586
Net loans	$8,217,478	$—	$1,131,285	$9,348,763

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

	As of June 30, 2012
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,404,971	$—	$915,038	$6,320,009
Mortgage	438,147	—	65,772	503,919
Installment	1,262,877	—	8,835	1,271,712
Home equity	766,840	—	129,628	896,468
Credit card	142,586	—	—	142,586
Leases	84,507	—	—	84,507
Subtotal	8,099,928	—	1,119,273	9,219,201
Loss share receivable	—	—	152,615	152,615
Total loans	$8,099,928	$—	$1,271,888	$9,371,816
Less allowance for loan losses	103,849	—	42,606	146,455
Net loans	$7,996,079	$—	$1,229,282	$9,225,361

(1) Loans acquired from Citizens. No allowance was brought forward in accordance with the acquisition method of accounting.
(2) Loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
	Quarterly Periods
(Unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2013	2013	2012	2012	2012
ASSETS
Cash and due from banks	$806,129	$394,896	$238,366	$440,231	$410,533
Investment securities:
Held-to-maturity	1,953,094	637,614	620,154	337,685	127,769
Available-for-sale	3,723,002	2,919,636	2,925,938	3,215,203	3,429,411
Other investments	253,649	140,729	140,723	140,736	140,744
Loans held for sale	17,394	14,884	20,485	23,631	22,731
Loans	13,662,835	9,695,926	9,539,393	9,402,218	9,266,333
Less: allowance for loan losses	146,705	141,735	141,270	145,061	143,565
Net loans	13,516,130	9,554,191	9,398,123	9,257,157	9,122,768
Total earning assets	19,609,974	13,408,789	13,246,693	13,119,473	12,986,988
Premises and equipment, net	299,979	179,381	181,738	184,544	187,181
Accrued interest receivable and other assets	2,241,325	1,142,212	1,176,688	1,134,829	1,117,377
TOTAL ASSETS	$22,810,702	$14,983,543	$14,702,215	$14,734,016	$14,558,514
LIABILITIES
Deposits:
Noninterest-bearing	$5,095,977	$3,321,660	$3,306,444	$3,236,703	$3,144,183
Interest-bearing	2,347,155	1,300,816	1,122,796	1,080,841	1,060,771
Savings and money market accounts	8,210,780	5,835,750	5,743,599	5,746,210	5,732,007
Certificates and other time deposits	2,680,332	1,331,558	1,422,246	1,528,177	1,618,322
Total deposits	18,334,244	11,789,784	11,595,085	11,591,931	11,555,283
Federal funds purchased and securities sold under
agreements to repurchase	927,451	906,717	957,564	1,032,401	920,352
Wholesale borrowings	237,887	136,298	163,405	178,022	177,987
Long-term borrowings	314,597	155,506	—	—	—
Total funds	19,814,179	12,988,305	12,716,054	12,802,354	12,653,622
Accrued taxes, expenses and other liabilities	424,559	280,233	350,886	315,093	305,705
Total liabilities	20,238,738	13,268,538	13,066,940	13,117,447	12,959,327
SHAREHOLDERS' EQUITY
Preferred stock	100,000	62,222	—	—	—
Common stock warrant	2,637	—	—	—	—
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	1,274,758	473,943	474,532	472,820	473,650
Accumulated other comprehensive income (loss)	(29,033)	(21,247)	(17,666)	(14,627)	(18,363)
Retained earnings	1,225,380	1,209,837	1,188,641	1,168,649	1,156,324
Treasury stock	(129,715)	(137,687)	(138,169)	(138,210)	(140,361)
Total shareholders' equity	2,571,964	1,715,005	1,635,275	1,616,569	1,599,187
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$22,810,702	$14,983,543	$14,702,215	$14,734,016	$14,558,514

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Average Loans by Product Type (Unaudited)
(Dollars in thousands)

	Quarter ended June 30, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,888,935	$2,141,015	$575,859	$8,605,809
Mortgage	453,813	408,723	56,825	919,361
Installment	1,388,765	1,107,076	7,912	2,503,753
Home equity	831,243	288,254	111,076	1,230,573
Credit card	141,785	—	—	141,785
Leases	173,213	—	—	173,213
Subtotal	8,877,754	3,945,068	751,672	13,574,494
Loss share receivable	—	—	88,341	88,341
Total loans	$8,877,754	$3,945,068	$840,013	$13,662,835
Less allowance for loan losses	99,411	—	47,294	146,705
Net loans	$8,778,343	$3,945,068	$792,719	$13,516,130

	March 31, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,859,818	$—	$673,815	$6,533,633
Mortgage	448,589	—	60,391	508,980
Installment	1,325,016	—	8,118	1,333,134
Home equity	806,936	—	114,551	921,487
Credit card	144,159	—	—	144,159
Leases	150,789	—	—	150,789
Subtotal	8,735,307	—	856,875	9,592,182
Loss share receivable	—	—	103,744	103,744
Total loans	$8,735,307	$—	$960,619	$9,695,926
Less allowance for loan losses	98,660	—	43,075	141,735
Net loans	$8,636,647	$—	$917,544	$9,554,191

	Quarter ended December 31, 2012
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,600,522	$—	$780,904	$6,381,426
Mortgage	443,542	—	62,382	505,924
Installment	1,331,131	—	8,251	1,339,382
Home equity	798,663	—	120,052	918,715
Credit card	145,050	—	—	145,050
Leases	125,300	—	—	125,300
Subtotal	8,444,208	—	971,589	9,415,797
Loss share receivable	—	—	123,596	123,596
Total loans	$8,444,208	$—	$1,095,185	$9,539,393
Less allowance for loan losses	99,461	—	41,809	141,270
Net loans	$8,344,747	$—	$1,053,376	$9,398,123

	Quarter ended September 30, 2012
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,443,712	$—	$877,003	$6,320,715
Mortgage	437,123	—	64,382	501,505
Installment	1,293,054	—	8,388	1,301,442
Home equity	779,087	—	125,371	904,458
Credit card	143,948	—	—	143,948
Leases	88,583	—	—	88,583
Subtotal	8,185,507	—	1,075,144	9,260,651
Loss share receivable	—	—	141,567	141,567
Total loans	$8,185,507	$—	$1,216,711	$9,402,218
Less allowance for loan losses	103,511	—	41,550	145,061
Net loans	$8,081,996	$—	$1,175,161	$9,257,157

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

	June 30, 2012
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,274,352	$—	$953,016	$6,227,368
Mortgage	431,752	—	67,026	498,778
Installment	1,263,013	—	9,001	1,272,014
Home equity	750,859	—	132,894	883,753
Credit card	142,311	—	—	142,311
Leases	78,862	—	—	78,862
Subtotal	7,941,149	—	1,161,937	9,103,086
Loss share receivable	—	—	163,247	163,247
Total loans	$7,941,149	$—	$1,325,184	$9,266,333
Less allowance for loan losses	103,535	—	40,030	143,565
Net loans	$7,837,614	$—	$1,285,154	$9,122,768

(1) Loans acquired from Citizens. No allowance was brought forward in accordance with the acquisition method of accounting.
(2) Loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBIDARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
Fully Tax-equivalent Interest Rates and Interest Differential

	Three months ended			Three months ended			Three months ended
	June 30, 2013			March 31, 2013			June 30, 2012
(Unaudited)	Average		Average	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Cash and due from banks	$806,129			$394,896			$410,533
Investment securities and federal funds sold:
U.S. treasury securities and U.S. government agency obligations (taxable)	4,714,823	$24,679	2.10%	2,790,039	$16,294	2.37%	2,823,055	$19,028	2.71%
Obligations of states and political subdivisions (tax exempt)	710,579	9,217	5.20%	541,014	6,595	4.94%	482,475	6,254	5.21%
Other securities and federal funds sold	504,343	4,459	3.55%	366,926	2,944	3.25%	392,394	2,756	2.82%
Total investment securities and federal funds sold	5,929,745	38,355	2.59%	3,697,979	25,833	2.83%	3,697,924	28,038	3.05%
Loans held for sale	17,394	143	3.30%	14,884	144	3.92%	22,731	238	4.21%
Loans, including loss share receivable	13,662,835	178,847	5.25%	9,695,926	99,006	4.14%	9,266,333	103,245	4.48%
Total earning assets	19,609,974	217,345	4.45%	13,408,789	124,983	3.78%	12,986,988	131,521	4.07%
Allowance for loan losses	(146,565)			(141,735)			(143,565)
Other assets	2,541,164			1,321,593			1,304,558
Total assets	$22,810,702			$14,983,543			$14,558,514
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$5,095,977	—	—%	$3,321,660	—	—%	$3,144,183	—	—%
Interest-bearing	2,347,155	656	0.11%	1,300,816	318	0.10%	1,060,771	236	0.09%
Savings and money market accounts	8,210,780	6,469	0.32%	5,835,750	5,315	0.37%	5,732,007	5,033	0.35%
Certificates and other time deposits	2,680,332	3,374	0.50%	1,331,558	2,063	0.63%	1,618,322	3,169	0.79%
Total deposits	18,334,244	10,499	0.23%	11,789,784	7,696	0.26%	11,555,283	8,438	0.29%
Securities sold under agreements to repurchase	927,451	329	0.14%	906,717	313	0.14%	920,352	276	0.12%
Wholesale borrowings	237,887	1,169	1.97%	136,298	850	2.53%	177,987	1,118	2.53%
Long-term debt	314,597	3,743	4.77%	155,506	1,748	4.56%	—	—	—%
Total interest bearing liabilities	14,718,202	15,740	0.43%	9,666,645	10,607	0.45%	9,509,439	9,832	0.42%
Other liabilities	424,559			280,233			305,705
Shareholders' equity	2,571,964			1,715,005			1,599,187
Total liabilities and shareholders' equity	$22,810,702			$14,983,543			$14,558,514
Net yield on earning assets	$19,609,974	$201,605	4.12%	$13,408,789	$114,376	3.46%	$12,986,988	$121,689	3.77%
Interest rate spread			4.02%			3.34%			3.66%

Note: Interest income on tax-exempt securities and loans has been adjusted to a fully-taxable equivalent basis.
Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBIDARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
Fully Tax-equivalent Interest Rates and Interest Differential

	Six months ended			Six months ended
	June 30, 2013			June 30, 2012
(Unaudited)	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Cash and due from banks	$601,649			$394,634
Investment securities and federal funds sold:
U.S. treasury securities and U.S. government agency obligations (taxable)	3,757,748	$40,974	2.20%	2,852,550	$38,707	2.73%
Obligations of states and political subdivisions (tax exempt)	626,265	15,812	5.09%	459,640	12,118	5.30%
Other securities and federal funds sold	436,014	7,403	3.42%	382,184	5,494	2.89%
Total investment securities and federal funds sold	4,820,027	64,189	2.69%	3,694,374	56,319	3.07%
Loans held for sale	16,146	287	3.58%	24,607	522	4.27%
Loans,including loss share receivable	11,690,339	277,852	4.79%	9,242,105	206,400	4.49%
Total earning assets	16,526,512	342,328	4.18%	12,961,086	263,241	4.08%
Allowance for loan losses	(144,164)			(143,096)
Other assets	1,930,584			1,314,888
Total assets	$18,914,581			$14,527,512
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$4,213,720	—	—%	$3,090,386	—	—%
Interest-bearing	1,826,876	974	0.11%	1,063,451	483	0.09%
Savings and money market accounts	7,029,826	11,784	0.34%	5,703,530	10,136	0.36%
Certificates and other time deposits	2,009,671	5,437	0.55%	1,656,284	6,693	0.81%
Total deposits	15,080,093	18,195	0.24%	11,513,651	17,312	0.30%
Securities sold under agreements to repurchase	917,141	642	0.14%	904,033	544	0.12%
Wholesale borrowings	187,373	2,019	2.17%	181,323	2,269	2.52%
Long-term debt	235,491	5,491	4.70%	—	—	—%
Total interest bearing liabilities	12,206,378	26,347	0.44%	9,508,621	20,125	0.43%
Other liabilities	348,632			338,408
Shareholders' equity	2,145,851			1,590,097
Total liabilities and shareholders' equity	$18,914,581			$14,527,512
Net yield on earning assets	$16,526,512	$315,981	3.86%	$12,961,086	$243,116	3.77%
Interest rate spread			3.74%			3.66%

Note: Interest income on tax-exempt securities and loans has been adjusted to a fully-taxable equivalent basis.
Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)	Quarters ended		Six months ended
(Dollars in thousands except per share data)	June 30,		June 30,
	2013	2012	2013	2012
Interest income:
Loans and loans held for sale	$178,535	$103,126	$277,206	$206,208
Investment securities:
Taxable	29,138	21,783	48,377	44,201
Tax-exempt	6,098	3,846	10,143	7,426
Total investment securities interest	35,236	25,629	58,520	51,627
Total interest income	213,771	128,755	335,726	257,835
Interest expense:
Deposits:
Interest-bearing	656	236	974	483
Savings and money market accounts	6,469	5,033	11,784	10,136
Certificates and other time deposits	3,374	3,169	5,437	6,693
Securities sold under agreements to repurchase	329	276	642	544
Wholesale borrowings	1,169	1,118	2,019	2,269
Long-term debt	3,743	—	5,491	—
Total interest expense	15,740	9,832	26,347	20,125
Net interest income	198,031	118,923	309,379	237,710
Provision for originated loan losses	3,151	8,766	8,959	16,895
Provision for covered loan losses	4,158	3,430	8,297	9,362
Net interest income after provision for loan losses	190,722	106,727	292,123	211,453
Other income:
Trust department income	9,167	5,730	14,907	11,357
Service charges on deposits	20,582	14,478	33,168	28,887
Credit card fees	14,317	11,216	24,540	21,396
ATM and other service fees	4,945	3,890	8,280	7,680
Bank owned life insurance income	3,641	2,923	8,538	5,979
Investment services and insurance	3,429	2,388	5,844	4,635
Investment securities (losses)/gains, net	(2,794)	548	(2,803)	808
Loan sales and servicing income	7,985	5,139	15,848	11,830
Other operating income	8,167	8,989	18,510	14,455
Total other income	69,439	55,301	126,832	107,027
Other expenses:
Salaries, wages, pension and employee benefits	105,099	61,598	163,005	125,571
Net occupancy expense	13,346	7,971	21,628	16,563
Equipment expense	10,309	7,598	17,659	14,702
Stationery, supplies and postage	3,407	2,285	5,503	4,428
Bankcard, loan processing and other costs	12,417	8,858	20,257	16,511
Professional services	17,144	9,307	22,554	12,659
Amortization of intangibles	2,411	483	2,728	966
FDIC insurance expense	4,149	3,463	7,675	7,183
Other operating expense	21,358	17,514	35,556	34,262
Total other expenses	189,640	119,077	296,565	232,845
Income before income tax expense	70,521	42,951	122,391	85,635
Income tax expense	22,071	12,366	36,595	24,706
Net income	$48,450	$30,585	$85,796	$60,929
Other comprehensive income, net of taxes
Changes in unrealized securities' holding gains and (losses), net of taxes of ($26.7) million and $2.2 million for the quarter ended and ($31.0) and $3.2 million for the six months ended, respectively	$(49,593)	$4,103	$(57,513)	$5,987
Reclassification for realized securities' (gains) and losses, net of taxes of ($0.98) million and $0.19 million for the quarter ended and ($0.98)million and $0.28 million for the six months ended, respectively	1,816	(356)	1,822	(525)
Total other comprehensive gain (loss), net of taxes	(47,777)	3,747	(55,691)	5,462
Comprehensive income	$673	$34,332	$30,105	$66,391
Net income attributable to common shareholders	$46,597	$30,472	$36,416	$60,786
Net income used in diluted EPS calculation	$46,597	$30,472	$36,416	$60,786
Weighted average number of common shares outstanding - basic	157,863	109,562	133,909	109,386
Weighted average number of common shares outstanding - diluted	157,982	109,562	133,969	109,386
Basic earnings per common share	$0.30	$0.28	$0.62	$0.56
Diluted earnings per common share	$0.29	$0.28	$0.62	$0.56
Dividend per common share	$0.16	$0.16	$0.32	$0.32

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME---LINKED QUARTERS

	Quarterly Results
(Unaudited)	2013	2013	2012	2012	2012
(Dollars in thousands, except share data)	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Loans and loans held for sale	$178,535	$98,672	$101,086	$103,005	$103,126
Investment securities	35,236	23,284	24,280	24,477	25,629
Total interest income	213,771	121,956	125,366	127,482	128,755
Interest on deposits:
Interest-bearing	656	318	261	243	236
Savings and money market accounts	6,469	5,315	5,261	5,166	5,033
Certificates and other time deposits	3,374	2,063	2,287	2,743	3,169
Securities sold under agreements to repurchase	329	313	303	310	276
Wholesale borrowings	1,169	850	1,024	1,130	1,118
Long-term debt	3,743	1,748	—	—	—
Total interest expense	15,740	10,607	9,136	9,592	9,832
Net interest income	198,031	111,349	116,230	117,890	118,923
Provision for originated loan losses	3,151	5,808	7,116	9,965	8,766
Provision for covered loan losses	4,158	4,138	5,146	6,214	3,430
Net interest income after provision for loan losses	190,722	101,403	103,968	101,711	106,727
Other income:
Trust department income	9,167	5,741	5,662	6,124	5,730
Service charges on deposits	20,582	12,585	14,247	14,603	14,478
Credit card fees	14,317	10,222	11,167	11,006	11,216
ATM and other service fees	4,945	3,335	3,432	3,680	3,890
Bank owned life insurance income	3,641	4,897	3,067	3,094	2,923
Investment services and insurance	3,429	2,415	2,147	2,208	2,388
Investment securities (losses)/gains, net	(2,794)	(9)	2,425	553	548
Loan sales and servicing income	7,985	7,863	7,946	7,255	5,139
Other operating income	8,167	10,343	11,559	6,402	8,989
Total other income	69,439	57,392	61,652	54,925	55,301
Other expenses:
Salaries, wages, pension and employee benefits	105,099	57,906	61,560	58,061	61,598
Net occupancy expense	13,346	8,282	7,114	8,077	7,971
Equipment expense	10,309	7,349	7,398	7,143	7,598
Stationery, supplies and postage	3,407	2,096	2,162	2,210	2,285
Bankcard, loan processing and other costs	12,417	7,840	9,260	8,424	8,858
Professional services	17,144	5,410	6,119	4,702	9,307
Amortization of intangibles	2,411	317	444	456	483
FDIC insurance expense	4,149	3,526	1,738	1,832	3,463
Other operating expense	21,358	14,199	16,386	17,682	17,514
Total other expenses	189,640	106,925	112,181	108,587	119,077
Income before income tax expense	70,521	51,870	53,439	48,049	42,951
Income taxes	22,071	14,524	15,215	13,096	12,366
Net income	48,450	37,346	38,224	34,953	30,585
Other comprehensive income (loss), net of taxes	(47,777)	(7,914)	(2,305)	4,525	3,747
Comprehensive income	$673	$29,432	$35,919	$39,478	$34,332
Net income attributable to common shareholders	$46,597	$36,125	$38,041	$34,797	$30,472
Net income used in diluted EPS calculation	$46,597	$36,125	$38,041	$34,797	$30,472
Weighted-average common shares - basic	157,863	109,689	109,652	109,645	109,562
Weighted-average common shares - diluted	157,982	109,689	109,652	109,645	109,562
Basic earnings per common share	$0.30	$0.33	$0.35	$0.32	$0.28
Diluted earnings per common share	$0.29	$0.33	$0.35	$0.32	$0.28

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ASSET QUALITY INFORMATION (excluding acquired loans and covered assets) (a)

	(Unaudited)					(Audited)
(Dollars in thousands, except ratios)	Quarterly Periods					Annual Period
	June 30,	March 31,	December 31,	September 30,	June 30,	December 31,
Allowance for Credit Losses	2013	2013	2012	2012	2012	2012
Allowance for originated loan losses, beginning of period	$98,843	$98,942	$98,942	$103,849	$103,849	$107,699
Provision for originated loan losses	3,151	5,808	7,116	9,965	8,766	33,976
Charge-offs	10,969	10,776	12,475	20,999	15,014	65,905
Recoveries	7,620	4,869	5,359	6,127	6,248	23,172
Net charge-offs	3,349	5,907	7,116	14,872	8,766	42,733
Allowance for originated loan losses, end of period	$98,645	$98,843	$98,942	$98,942	$103,849	$98,942
Reserve for unfunded lending commitments,
beginning of period	$4,941	$5,433	$5,760	$5,666	$5,410	$6,373
Provision for (relief of) credit losses	3,173	(492)	(327)	94	256	(940)
Reserve for unfunded lending commitments,
end of period	$8,114	$4,941	$5,433	$5,760	$5,666	$5,433
Allowance for Credit Losses	$106,759	$103,784	$104,375	$104,702	$109,515	$104,375
Ratios
Provision for loan losses to average loans	0.14%	0.27%	0.34%	0.48%	0.44%	0.42%
Net charge-offs to average loans	0.15%	0.27%	0.34%	0.72%	0.44%	0.53%
Allowance for loan losses to period-end loans	1.08%	1.13%	1.13%	1.19%	1.28%	1.13%
Allowance for credit losses to period-end loans	1.17%	1.18%	1.20%	1.26%	1.35%	1.20%
Allowance for loan losses to nonperforming loans	216.97%	242.21%	269.69%	196.66%	222.44%	269.69%
Allowance for credit losses to nonperforming loans	234.82%	254.32%	284.50%	208.11%	234.57%	284.50%
Asset Quality
Impaired originated loans:
Nonaccrual	$28,935	$23,843	$21,766	$31,492	$38,381	$21,766
Other nonperforming loans:
Nonaccrual	16,529	16,966	14,921	18,819	8,306	14,921
Total nonperforming loans	45,464	40,809	36,687	50,311	46,687	36,687
Other real estate ("ORE")	20,713	11,422	13,537	13,744	14,393	13,537
Total nonperforming assets ("NPAs")	$66,177	$52,231	$50,224	$64,055	$61,080	$50,224
NPAs to period-end loans + ORE	0.72%	0.59%	0.57%	0.77%	0.75%	0.57%
Accruing originated loans past due 90 days or more	$11,760	$12,393	$9,417	$9,691	$6,545	$9,417

(a) Due to the impact of acquisition accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired loans and covered assets are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends. Acquired and covered loans and the related loss share receivable had a period end balance of $5.0 billion, $0.9 billion, $1.0 billion, $1.0 billion and $1.2 billion and covered ORE and related loss share receivable had a period end balance of $67.8 million, $70.3 million, $59.9 million, $56.8 million and $54.5 million at June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively.

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL

(Unaudited)
(Dollars in thousands)
	2013	2013	2012	2012	2012
QUARTERLY OTHER INCOME DETAIL	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Trust department income	$9,167	$5,741	$5,662	$6,124	$5,730
Service charges on deposits	20,582	12,585	14,247	14,603	14,478
Credit card fees	14,317	10,222	11,167	11,006	11,216
ATM and other service fees	4,945	3,335	3,432	3,680	3,890
Bank owned life insurance income	3,641	4,897	3,067	3,094	2,923
Investment services and insurance	3,429	2,415	2,147	2,208	2,388
Investment securities (losses)/gains, net	(2,794)	(9)	2,425	553	548
Loan sales and servicing income	7,985	7,863	7,946	7,255	5,139
Other operating income	8,167	10,343	11,559	6,402	8,989
Total Other Income	$69,439	$57,392	$61,652	$54,925	$55,301
	2013	2013	2012	2012	2012
QUARTERLY OTHER EXPENSES DETAIL	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Salaries and wages	$85,680	$46,391	$45,988	$43,806	$48,766
Pension and employee benefits	19,419	11,515	15,572	14,255	12,832
Net occupancy expense	13,346	8,282	7,114	8,077	7,971
Equipment expense	10,309	7,349	7,398	7,143	7,598
Taxes, other than income taxes	2,891	1,922	1,924	2,051	2,020
Stationery, supplies and postage	3,407	2,096	2,162	2,210	2,285
Bankcard, loan processing and other costs	12,417	7,840	9,260	8,424	8,858
Advertising	3,745	2,070	2,774	2,472	2,280
Professional services	17,144	5,410	6,119	4,702	9,307
Telephone	2,728	1,177	1,230	1,316	1,379
Amortization of intangibles	2,411	317	444	456	483
FDIC insurance expense	4,149	3,526	1,738	1,832	3,463
Other operating expense	11,994	9,030	10,458	11,843	11,835
Total Other Expenses	$189,640	$106,925	$112,181	$108,587	$119,077

FirstMerit Corporation Reports Second Quarter 2013 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ALLOWANCE FOR ORIGINATED LOAN LOSSES - Net Charge-off Detail (excluding acquired and covered loans) (a)

(Unaudited)	Quarters ended		Six months ended		Year ended
(Dollars in thousands)	June 30,		June 30,		December 31,
	2013	2012	2013	2012	2012
Allowance for originated loan losses - beginning of period	$98,843	$103,849	$98,942	$107,699	$107,699
Loans charged off:
Commercial	2,750	6,941	5,422	13,940	28,648
Mortgage	414	878	684	1,740	3,964
Installment	3,612	3,696	8,206	8,934	18,029
Home equity	1,133	1,465	2,439	3,789	7,249
Credit cards	1,459	1,645	2,862	3,228	6,171
Leases	1,237	—	1,237	—	144
Overdrafts	364	389	895	800	1,700
Total	10,969	15,014	21,745	32,431	65,905
Recoveries:
Commercial	3,762	1,966	5,007	2,660	5,626
Mortgage	51	56	94	91	235
Installment	2,728	3,004	5,197	6,184	11,635
Home equity	486	593	833	1,238	2,819
Credit cards	469	465	982	1,095	2,138
Manufactured housing	11	15	38	37	59
Leases	—	1	89	38	38
Overdrafts	113	148	249	343	622
Total	7,620	6,248	12,489	11,686	23,172
Net charge-offs	3,349	8,766	9,256	20,745	42,733
Provision for originated loan losses	3,151	8,766	8,959	16,895	33,976
Allowance for originated loan losses-end of period	$98,645	$103,849	$98,645	$103,849	$98,942

Average originated loans	$8,877,754	$7,941,149	$8,806,924	$7,861,298	$8,089,317
Ratio to average originated loans:
(Annualized) originated net charge-offs	0.15%	0.44%	0.21%	0.53%	0.53%
Provision for originated loan losses	0.14%	0.44%	0.21%	0.43%	0.42%
Originated Loans, period-end	$9,132,625	$8,099,928	$9,132,625	$8,099,928	$8,731,659

Allowance for credit losses:	$106,759	$109,515	$106,759	$109,515	$104,375
To (annualized) net charge-offs	7.95	3.11	5.72	2.63	2.44
Allowance for originated loan losses:
To period-end originated loans	1.08%	1.28%	1.08%	1.28%	1.13%
To (annualized) net originated charge-offs	7.34	2.95	5.28	2.49	2.32

(a) Due to the impact of acquisition accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired and covered loans are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.